                                 COHERENT, INC.




                                   $70,000,000



              $44,000,000 6.70% Series A Senior Notes due May 18, 2006


              $26,000,000 6.91% Series B Senior Notes due May 18, 2006


                                   --------

                           NOTE PURCHASE AGREEMENT
                                   --------




                               Dated May 18, 1999

                                 TABLE OF CONTENTS


SECTION                                                                        PAGE
1.    AUTHORIZATION OF NOTES.. . . . . . . . . . . . . . . . . . . . . . . . .    1

2.    SALE AND PURCHASE OF NOTES . . . . . . . . . . . . . . . . . . . . . . .    1

3.    CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

4.    CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . .    2

      4.1     Representations and Warranties . . . . . . . . . . . . . . . . .    2

      4.2     Performance; No Default. . . . . . . . . . . . . . . . . . . . .    2

      4.3     Compliance Certificates. . . . . . . . . . . . . . . . . . . . .    2

      4.4     Opinions of Counsel. . . . . . . . . . . . . . . . . . . . . . .    2

      4.5     Purchase Permitted By Applicable Law, etc. . . . . . . . . . . .    3

      4.6     Sale of Other Notes. . . . . . . . . . . . . . . . . . . . . . .    3

      4.7     Payment of Special Counsel Fees. . . . . . . . . . . . . . . . .    3

      4.8     Private Placement Number . . . . . . . . . . . . . . . . . . . .    3

      4.9     Changes in Corporate Structure . . . . . . . . . . . . . . . . .    3

      4.10    Funding Instructions . . . . . . . . . . . . . . . . . . . . . .    3

      4.11    Proceedings and Documents. . . . . . . . . . . . . . . . . . . .    3

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . . . . . . .    3

      5.1     Organization; Power and Authority. . . . . . . . . . . . . . . .    4

      5.2     Authorization, etc.. . . . . . . . . . . . . . . . . . . . . . .    4

      5.3     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

      5.4     Organization and Ownership of Shares of Subsidiaries; Affiliates    4

      5.5     Financial Statements . . . . . . . . . . . . . . . . . . . . . .    5

      5.6     Compliance with Laws, Other Instruments, etc.. . . . . . . . . .    5

      5.7     Governmental Authorizations, etc.. . . . . . . . . . . . . . . .    5

      5.8     Litigation; Observance of Agreements, Statutes and Orders. . . .    6

      5.9     Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

      5.10    Title to Property; Leases. . . . . . . . . . . . . . . . . . . .    6

      5.11    Licenses, Permits, etc . . . . . . . . . . . . . . . . . . . . .    6

      5.12    Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . .    7

      5.13    Private Offering by the Company. . . . . . . . . . . . . . . . .    7

      5.14    Use of Proceeds; Margin Regulations. . . . . . . . . . . . . . .    8

      5.15    Existing Indebtedness; Future Liens. . . . . . . . . . . . . . .    8

      5.16    Foreign Assets Control Regulations, etc. . . . . . . . . . . . .    8

      5.17    Status under Certain Statutes. . . . . . . . . . . . . . . . . .    8

      5.18    Environmental Matters. . . . . . . . . . . . . . . . . . . . . .    8


                                       i


      5.19    Year 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

6.    REPRESENTATIONS OF THE PURCHASER . . . . . . . . . . . . . . . . . . . .    9

      6.1     Purchase for Investment. . . . . . . . . . . . . . . . . . . . .    9

      6.2     Source of Funds. . . . . . . . . . . . . . . . . . . . . . . . .    9

7.    INFORMATION AS TO COMPANY. . . . . . . . . . . . . . . . . . . . . . . .   10

      7.1     Financial and Business Information . . . . . . . . . . . . . . .   10

      7.2     Officer's Certificate. . . . . . . . . . . . . . . . . . . . . .   12

      7.3     Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

8.    PREPAYMENT OF THE NOTES. . . . . . . . . . . . . . . . . . . . . . . . .   13

      8.1     Required Prepayments . . . . . . . . . . . . . . . . . . . . . .   13

      8.2     Optional Prepayments with Make-Whole Amount. . . . . . . . . . .   13

      8.3     Allocation of Partial Prepayments. . . . . . . . . . . . . . . .   14

      8.4     Maturity; Surrender, etc.. . . . . . . . . . . . . . . . . . . .   14

      8.5     Purchase of Notes. . . . . . . . . . . . . . . . . . . . . . . .   14

      8.6     Make-Whole Amount. . . . . . . . . . . . . . . . . . . . . . . .   14

9.    AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . .   15

      9.1     Compliance with Law. . . . . . . . . . . . . . . . . . . . . . .   15

      9.2     Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

      9.3     Maintenance of Properties. . . . . . . . . . . . . . . . . . . .   16

      9.4     Payment of Taxes and Claims. . . . . . . . . . . . . . . . . . .   16

      9.5     Corporate Existence, etc.. . . . . . . . . . . . . . . . . . . .   16

10.   NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

      10.1    Transactions with Affiliates . . . . . . . . . . . . . . . . . .   16

      10.2    Merger, Consolidation, Sale of Assets, etc . . . . . . . . . . .   16

      10.3    Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

      10.4    Minimum Consolidated Net Worth . . . . . . . . . . . . . . . . .   20

      10.5    Limitation on Consolidated Debt. . . . . . . . . . . . . . . . .   20

      10.6    Minimum Fixed Charges Coverage . . . . . . . . . . . . . . . . .   20

      10.7    Limitation on Subsidiary Indebtedness. . . . . . . . . . . . . .   20

      10.8    Nature of Business . . . . . . . . . . . . . . . . . . . . . . .   20

11.   EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

12.   REMEDIES ON DEFAULT, ETC.. . . . . . . . . . . . . . . . . . . . . . . .   22

      12.1    Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . .   22

      12.2    Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . .   23

      12.3    Rescission . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

      12.4    No Waivers or Election of Remedies, Expenses, etc. . . . . . . .   23

13.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES. . . . . . . . . . . . . .   23


                                      ii



      13.1    Registration of Notes. . . . . . . . . . . . . . . . . . . . . .   23

      13.2    Transfer and Exchange of Notes . . . . . . . . . . . . . . . . .   23

      13.3    Replacement of Notes . . . . . . . . . . . . . . . . . . . . . .   24

14.   PAYMENTS ON NOTES. . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

      14.1    Place of Payment . . . . . . . . . . . . . . . . . . . . . . . .   24

      14.2    Home Office Payment. . . . . . . . . . . . . . . . . . . . . . .   24

15.   EXPENSES, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

      15.1    Transaction Expenses . . . . . . . . . . . . . . . . . . . . . .   25

      15.2    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

16.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT . . . . . .   25

17.   AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . .   25

      17.1    Requirements . . . . . . . . . . . . . . . . . . . . . . . . . .   25

      17.2    Solicitation of Holders of Notes . . . . . . . . . . . . . . . .   26

      17.3    Binding Effect, etc. . . . . . . . . . . . . . . . . . . . . . .   26

      17.4    Notes held by Company, etc.. . . . . . . . . . . . . . . . . . .   26

18.   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

19.   REPRODUCTION OF DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . .   27

20.   CONFIDENTIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . .   27

21.   SUBSTITUTION OF PURCHASER. . . . . . . . . . . . . . . . . . . . . . . .   28

22.   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

      22.1    Successors and Assigns . . . . . . . . . . . . . . . . . . . . .   28

      22.2    Payments Due on Non-Business Days. . . . . . . . . . . . . . . .   28

      22.3    Severability . . . . . . . . . . . . . . . . . . . . . . . . . .   28

      22.4    Construction . . . . . . . . . . . . . . . . . . . . . . . . . .   28

      22.5    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . .   28

      22.6    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .   28


SCHEDULE A     --     INFORMATION RELATING TO PURCHASERS

SCHEDULE B     --     DEFINED TERMS

SCHEDULE 4.9   --     Changes in Corporate Structure

SCHEDULE 5.3   --     Disclosure Materials

SCHEDULE 5.4   --     Subsidiaries of the Company and Ownership of Subsidiary
                      Stock

SCHEDULE 5.5   --     Financial Statements

SCHEDULE 5.8   --     Certain Litigation

SCHEDULE 5.11  --     Patents, etc.


                                     iii



SCHEDULE 5.14  --     Use of Proceeds

SCHEDULE 5.15  --     Existing Indebtedness

SCHEDULE 10.3  --     Liens



EXHIBIT 1-A    --     Form of 6.70% Series A Senior Note due May 18, 2006

EXHIBIT 1-B    --     Form of 6.91% Series B Senior Note due May 18, 2006

EXHIBIT 4.4(a) --     Form of Opinion of Special Counsel for the Company

EXHIBIT 4.4(b) --     Form of Opinion of General Counsel of the Company

EXHIBIT 4.4(c) --     Form of Opinion of Special Counsel for the Purchasers


                                                                 EXHIBIT 10.36



                   6.70% Series A Senior Notes due May 18 , 2006

                    6.91% Series B Senior Notes due May 18, 2006



                                                                  May 18, 1999

TO EACH OF THE PURCHASERS LISTED IN
     THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

              Coherent, Inc., a Delaware corporation (the "COMPANY"), agrees with you as follows:

1.     AUTHORIZATION OF NOTES.

       The Company will authorize the issue and sale of $70,000,000 aggregate principal amount of its Senior Notes as follows: $44,000,000 6.70% Series A Senior Notes due May 18, 2006 and $26,000,000 6.91% Series B Senior Notes due May 18, 2006 (respectively, the "SERIES A NOTES" and the "SERIES B NOTES", and collectively the "NOTES", such terms to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Series A Notes shall be substantially in the form set out in Exhibit 1-A and the Series B Notes shall be substantially in the form set out in Exhibit 1-B, in each case with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.


2.     SALE AND PURCHASE OF NOTES.

       Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.


3.     CLOSING.

       The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071 at 8:00 a.m., Los Angeles time, at a closing (the "CLOSING") on May 18, 1999, or on such other Business Day thereafter on or prior to May 31, 1999, as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to: Bank of America, San Francisco, California, ABA # 121000358, account name: Incoming Money Transfer, account # 12331-83980, ref: attn. Louise Hosey FBO Coherent. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.     CONDITIONS TO CLOSING.

       Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:


4.1    REPRESENTATIONS AND WARRANTIES.

       The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.


4.2    PERFORMANCE; NO DEFAULT.

       The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by
Section 10 hereof had such Section applied since such date.


4.3    COMPLIANCE CERTIFICATES.

       (a) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

       (b) SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

4.4    OPINIONS OF COUNSEL.

       You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Irell & Manella LLP, special counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), (b) from Scott H. Miller, Esq., General Counsel of the Company, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you), and (c) from O'Melveny & Myers LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as you may reasonably request.

4.5    PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

       On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact known to the Company as you may reasonably specify to enable you to determine whether such purchase is so permitted.


4.6    SALE OF OTHER NOTES.

       Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.


4.7    PAYMENT OF SPECIAL COUNSEL FEES.

       Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8    PRIVATE PLACEMENT NUMBER.

       A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9    CHANGES IN CORPORATE STRUCTURE.

       Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.


4.10   FUNDING INSTRUCTIONS.

       At least three Business Days prior to the date of the Closing, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank's ABA number,
(c) the account name and number into which the purchase price for the Notes is to be deposited, and (d) the name and telephone number of the account representative responsible for verifying receipt of such funds.


4.11   PROCEEDINGS AND DOCUMENTS.

       All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.


5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

       The Company represents and warrants to you that:

5.1    ORGANIZATION; POWER AND AUTHORITY.

       The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.


5.1    ORGANIZATION; POWER AND AUTHORITY.

       The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.


5.2    AUTHORIZATION, ETC.

       This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


5.3    DISCLOSURE.

       The Company, through its agent, NationsBanc Montgomery Securities, LLC, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated March 1999 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since September 26, 1998, there has been no change in the financial condition, operations, business or properties of the Company or any Restricted Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.


5.4    ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

       (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

       (b) All of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in Schedule 5.4 as being owned by the Company and its Restricted Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Restricted Subsidiary free and clear of any Lien, except for directors qualifying shares or any Permitted Lien.

       (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

       (d) No Restricted Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Restricted Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Restricted Subsidiary.

5.5    FINANCIAL STATEMENTS.

       The Company has delivered to each Purchaser copies of the financial statements of the Company and its Restricted Subsidiaries listed on Schedule
5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Restricted Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).


5.6    COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

       The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any indenture, mortgage, deed of trust, loan, note purchase or credit agreement, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.


5.7    GOVERNMENTAL AUTHORIZATIONS, ETC.

       No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

5.8    LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

       (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

       (b) Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9    TAXES.

       The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP or have been determined by the Company and, to the best of the Company's knowledge, are beyond the applicable limitations period for audit by the Internal Revenue Service. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended September 30, 1995.


5.10   TITLE TO PROPERTY; LEASES.

       The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, to the extent reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.


5.11   LICENSES, PERMITS, ETC.

       Except as disclosed in Schedule 5.11,

       (a) the Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material and necessary to operate their respective businesses, without known conflict with the rights of others, except for any failure to own or possess that, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect;

       (b) to the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

       (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Restricted Subsidiaries.

5.12   COMPLIANCE WITH ERISA.

       (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

       (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities, or such deficit, if any, did not exceed 5% of Consolidated Net Worth as of the end of the most recently ended fiscal quarter of the Company. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

       (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

       (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Restricted Subsidiaries is not Material or has otherwise been disclosed in the most recent audited consolidated financial statements of the Company and its Restricted Subsidiaries.

       (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in
Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13   PRIVATE OFFERING BY THE COMPANY.

       Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than sixty (60) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14   USE OF PROCEEDS; MARGIN REGULATIONS.

       The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.


5.15   EXISTING INDEBTEDNESS; FUTURE LIENS.

       (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries, the outstanding principal amount of which exceeds $1,000,000, as of the date hereof, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

       (b) Except as disclosed in Schedule 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
Section 10.3.

5.16   FOREIGN ASSETS CONTROL REGULATIONS, ETC.

       Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.


5.17   STATUS UNDER CERTAIN STATUTES.

       Neither the Company nor any Restricted Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.


5.18   ENVIRONMENTAL MATTERS.

       Neither the Company nor any Restricted Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing.

(a) neither the Company nor any Restricted Subsidiary has knowledge of any facts which would, in the aggregate, constitute the basis for any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

       (b) neither the Company nor any of its Restricted Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner contrary to any Environmental Laws and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws, in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

       (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Restricted Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19   YEAR 2000.

       The Company has initiated a review and assessment of all areas within its and each of its Restricted Subsidiaries' businesses and operations that could be materially adversely affected by the risk that computer applications used by the Company or any of its Restricted Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to any date after December 31, 1999. Based on the foregoing, the Company is taking all steps the Company considers reasonably necessary to ensure that all computer applications that are necessary to its or any of its Restricted Subsidiaries' businesses and operations are able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that any such Year 2000 non-compliance could not reasonably be expected to have a Material Adverse Effect.

6.     REPRESENTATIONS OF THE PURCHASER.

6.1    PURCHASE FOR INVESTMENT.

       You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.


6.2    SOURCE OF FUNDS.

       You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

      (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

       (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

       (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

       (d)    the Source is a governmental plan; or

       (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph
(e); or

       (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.     INFORMATION AS TO COMPANY.

7.1    FINANCIAL AND BUSINESS INFORMATION.

              The Company shall deliver to each holder of Notes:

       (a) QUARTERLY STATEMENTS -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

              (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

              (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, PROVIDED that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q, without exhibits unless requested by a holder of Notes, prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a), PROVIDED, that such Form 10-Q shall include a quarterly statement containing a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter;

       (b) ANNUAL STATEMENTS -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

              (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

              (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

       setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

                     (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                     (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),

       PROVIDED that the delivery within the time period specified above of the Company's Annual Report on Form 10-K, without exhibits unless requested by a holder of Notes, for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b), PROVIDED, that such Form 10-K shall include an annual statement containing a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year;

       (c) SEC AND OTHER REPORTS --promptly upon their becoming available, one copy of (i) each financial statement and each report, notice or proxy statement, in each case containing Material financial information, filed by the Company with the Securities and Exchange Commission, and (ii) any press release of the Company generally made available concerning a Material development;

       (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

       (c) ERISA MATTERS -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

              (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

              (ii) the taking by the PBGC of formal steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

              (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

       (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof by a Responsible Officer, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

       (g) ADDITIONAL REPORTING REQUIREMENT --in the event that Unrestricted Subsidiaries account for more than 10% of the consolidated total assets of the Company and its Subsidiaries or more than 10% of the consolidated revenue of the Company and its Subsidiaries, then each set of financial information delivered pursuant to Sections 7.1(a) and (b) shall be accompanied by unaudited financial statements for all Unrestricted Subsidiaries of the Company taken as a group, together with consolidating statements reflecting eliminations or adjustments required to reconcile such group statements to the consolidated financial statements of the Company and its Subsidiaries certified in each case by a Senior Financial Officer as fairly presenting, in all material respects, such information; and

       (h) REQUESTED INFORMATION -- with reasonable promptness and subject to applicable confidentiality requirements, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including without limitation, so long as the Company is not subject to the reporting requirements of the Exchange Act, such information as is required by Rule 144A(d)(4) under the Securities Act to be delivered to a prospective transferee of the Notes.

7.2    OFFICER'S CERTIFICATE.

       Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:


       (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.2(c), 10.3(n), 10.4, 10.5,
10.6 and 10.7 hereof, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

       (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3    INSPECTION.

       The Company shall permit the representatives of each holder of Notes:

       (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

       (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such times and as often as may be requested.

8.     PREPAYMENT OF THE NOTES.

8.1    REQUIRED PREPAYMENTS.

       On May 18, 2000, and on each May 18 thereafter to and including May 18, 2005, the Company will prepay $6,286,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes and on May 18, 2004 and May 18, 2005, the Company will prepay $8,667,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes, each at par and without payment of the Make-Whole Amount or any premium, PROVIDED that upon any partial prepayment of the Notes pursuant to Section 8.2 or purchase of the Notes permitted by Section 8.5 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.


8.2    OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

       The Company may, at its option, upon notice as provided below, prepay on any Business Day all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section
8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date which shall be a Business Day, the aggregate principal amount of the Notes to be prepaid on such Business Day, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3    ALLOCATION OF PARTIAL PREPAYMENTS.

       In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of all Series (provided that required prepayments pursuant to Section 8.1 shall be allocated only among all of the Notes of the Series being prepaid) at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.


8.4    MATURITY; SURRENDER, ETC.

       In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.


8.5    PURCHASE OF NOTES.

       The Company will not and will not permit any Subsidiary to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Subsidiary pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6    MAKE-WHOLE AMOUNT.

       The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

              "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

              "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) based upon the Reinvestment Yield with respect to such Called Principal.

              "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" of the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve
              Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

              "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

              "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to
              Section 8.2 or 12.1.

              "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.     AFFIRMATIVE COVENANTS.

       The Company covenants that so long as any of the Notes are outstanding:

9.1    COMPLIANCE WITH LAW.

       The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2    INSURANCE.

       The Company will and will cause each of its Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of similar size and of comparable reputations engaged in the same or a similar business and similarly situated.

9.3    MAINTENANCE OF PROPERTIES.

The Company will and will cause each of its Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


9.4    PAYMENT OF TAXES AND CLAIMS.

       The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, PROVIDED that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonfiling or nonpayment, as the case may be, of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.


9.5    CORPORATE EXISTENCE, ETC.

       The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


10.    NEGATIVE COVENANTS.

       The Company covenants that so long as any of the Notes are outstanding:

10.1   TRANSACTIONS WITH AFFILIATES.

       The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate, PROVIDED that this limitation shall not apply to the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company or to customary indemnity and insurance arrangements for directors, regardless of affiliation.


10.2   MERGER, CONSOLIDATION, SALE OF ASSETS, ETC.

       (a) The Company will not and will not permit any Restricted Subsidiary to consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person, PROVIDED that:

              (i) any Restricted Subsidiary may (x) merge or consolidate with or into, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company, another Restricted Subsidiary or, in the case of a consolidation or merger, any other Person so long as the surviving or continuing Person is a Restricted Subsidiary (provided that the Company directly or indirectly retains at least the same ownership interest in the surviving Restricted Subsidiary as it held in the disappearing Restricted Subsidiary) and so long as in any merger or consolidation involving the Company, either (1) the Company shall be the surviving or continuing corporation or (2) the merger or consolidation is permitted by clause (ii) of this Section 10.2(a) and (y) convey, transfer or lease all or substantially all of its assets to any Person in compliance with the provisions of Section 10.2(b); and

              (ii) the Company may consolidate or merge with or into, or convey, transfer or lease substantially all of its assets to, any other Person if,

                     (A) in the case of a consolidation or merger, the surviving or continuing Person is the Company, or

                     (B) the successor Person which results from such consolidation or merger or the corporation to which all or substantially all of the Company's assets have been conveyed, transferred or leased (the "SURVIVING CORPORATION") (x) shall be a solvent non-individual Person organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and (y) shall have executed and delivered to each holder of the Notes its assumption of the due and punctual performance and observation of all of the covenants and agreements in the Notes, this Agreement and the Other Agreements to be performed or observed by the Company, and the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and shall furnish to such holders an opinion of counsel reasonably satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and

                     (C) immediately after giving effect to any transaction described in clauses (A) or (B) above, no Default or Event of Default would exist.

              No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor Person that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

              (b) Subject to Section 10.2(a), the Company will not, and will not permit any Restricted Subsidiary to, sell, lease (as lessor), transfer, abandon or otherwise dispose of assets to any Person; PROVIDED that the foregoing restrictions do not apply to:

                     (i) the sale, lease, transfer or other disposition of assets of the Company to a Wholly-Owned Restricted Subsidiary or of a Restricted Subsidiary to the Company or another Restricted Subsidiary;

                     (ii) the sale in the ordinary course of business of (1) inventory held for sale, or (2) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Restricted Subsidiaries or that is obsolete;

                     (iii) the sale by the Company or any Restricted Subsidiary of property and the subsequent lease, as lessee, of the same property, within 180 days following the acquisition or construction of such property, PROVIDED that the rental payments to be made by the

              Company or such Restricted Subsidiary, discounted at a reasonable rate, will not exceed the fair market value of such property at the time of such sale;

                     (iv) the sale of assets for cash or other property to a Person or Persons (other than an Affiliate) if all of the following conditions are met:

                            (1) such assets (valued at net book value) do not constitute a "substantial part" of the assets of the Company and its Restricted Subsidiaries;

                            (2) in the opinion of a Responsible Officer of the Company, the sale is for fair value and is in the best interests of the Company; and

                            (3) immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist; or

                     (v) the sale of assets meeting the conditions set forth in clauses (2) and (3) of subparagraph (iv) above, as long as the proceeds from such sale in excess of a substantial part of the assets of the Company and its Restricted Subsidiaries are (i) applied within 360 days of the date of sale of such assets to the acquisition of fixed assets or other property useful and intended to be used in the operation of the business of the Company or its Restricted Subsidiaries, and/or (ii) used to repay any Indebtedness of the Company or its Restricted Subsidiaries (other than Subordinated Debt, Indebtedness owing to the Company, any of its Subsidiaries or any Affiliate and Indebtedness in respect of any revolving credit or similar credit facility providing the Company or any of its Restricted Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Indebtedness the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Indebtedness).

              (c) For purposes of Section 10.2(b), a sale of assets will be deemed to involve a "SUBSTANTIAL PART" of the assets of the Company and its Restricted Subsidiaries if the book value of such assets, together with all other assets sold during the immediately preceding 12-calendar month period (except those assets sold pursuant to clauses (i) or (ii) of Section 10.2(b)) exceeds 10% of the Consolidated Total Assets determined as of the end of the immediately preceding fiscal year.

10.3   LIENS.

       The Company will not and will not permit any of its Restricted Subsidiaries to directly or indirectly create, incur or assume (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of any equitable Lien on such property), except for the following (which are collectively referred to as "PERMITTED LIENS"):

              (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the amounts of which individually or in the aggregate are not Material or that are being contested in good faith and for which adequate reserves have been set aside in accordance with GAAP or that are being contested in good faith;

              (b) Liens incidental to the conduct of business or the ownership of properties and assets (including without limitation landlords', carriers', warehousemen's, mechanics' materialmen's and other similar Liens) and Liens to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including without limitation obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

              (c) Liens arising from filing Uniform Commercial Code financing statements regarding operating leases or other Uniform Commercial Code financing statements filed for precautionary purposes relating to arrangements not constituting Indebtedness;

              (d) Liens incidental to the conduct of the ordinary course of business of any Restricted Subsidiary, excluding Liens incurred for the borrowing of money;

              (e) any interest or title of a licensor in the property subject to a license;

              (f)    Liens on the capital stock of Unrestricted Subsidiaries;

              (g) Liens resulting from judgments, unless such judgments are not, within 60 days, discharged or stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

              (h) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

              (i)    Liens in existence at Closing and reflected in Schedule
       10.3 hereto;

              (j) minor survey exceptions and the like which do not Materially detract from the value of such property;

              (k) leases, subleases, easements, rights-of-way, restrictions and other similar charges or encumbrances incidental to the ownership of property or assets or the ordinary conduct of the Company or any of its Restricted Subsidiaries' businesses, PROVIDED that the aggregate of such Liens do not Materially detract from the value of such property;

              (l) Liens (i) existing on property at the time of its acquisition or construction by the Company or a Restricted Subsidiary and not created in contemplation thereof; (ii) on property created contemporaneously with its acquisition or within 180 days of the acquisition or completion or construction or improvement thereof to secure the purchase price or cost of construction or improvement thereof; or (iii) existing on property of a Person at the time such Person is consolidated with or merged with the Company or a Restricted Subsidiary and not created in contemplation thereof; PROVIDED that such Liens shall attach solely to the property acquired or constructed and directly-related assets such as proceeds, products, substitutions and replacements and the principal amount of the Indebtedness secured by the Lien shall not exceed the lesser of the cost of acquisition or construction or fair market value of such property (as determined in good faith by one or more officers of the Company or a Restricted Subsidiary to whom authority to enter into the transaction has been delegated by the board of directors of the Company or such Restricted Subsidiary);

              (m) any Liens renewing, extending or replacing Liens permitted by Sections 10.3(a) through (l), other than 10.3(g), PROVIDED that (i) the principal amount of the Indebtedness secured is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension or refunding, no Default or Event of Default would exist; and

              (n) other Liens securing Indebtedness of the Company or any Restricted Subsidiary not otherwise permitted by Sections 10.3 (a) through (m), PROVIDED that on the date the Company or such Restricted Subsidiary incurs, assumes, guarantees or otherwise becomes liable with respect to any such

       Indebtedness and immediately after giving effect thereto and the concurrent retirement of any other Indebtedness, (i) no Default or Event of Default exists, and (ii) Priority Debt does not exceed an amount equal to 20% of Consolidated Net Worth as of the then most recently ended fiscal quarter of the Company.

10.4   MINIMUM CONSOLIDATED NET WORTH.

       The Company will not permit Consolidated Net Worth to be at any time less than the sum of (i) $200,000,000 PLUS (ii) an aggregate amount equal to 30% of Consolidated Net Income (but only if a positive number) for each completed fiscal year beginning with the fiscal year ended September 26, 1998.


10.5   LIMITATION ON CONSOLIDATED DEBT.

       The Company will not permit at any time the ratio of (i) Consolidated Debt to (ii) Consolidated Total Capitalization to exceed 0.45 to 1.0.


10.6   MINIMUM FIXED CHARGES COVERAGE.

       The Company will not permit, as of the end of any fiscal quarter of the Company, the Fixed Charges Coverage Ratio to be less than 2.00 to 1.0.


10.7   LIMITATION ON SUBSIDIARY INDEBTEDNESS.

       The Company will not at any time permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect to, any Indebtedness other than:

       (a) Indebtedness of a Restricted Subsidiary owed to the Company or to a Wholly-Owned Restricted Subsidiary;

       (b) Indebtedness of a Restricted Subsidiary outstanding at the time such Restricted Subsidiary becomes a Restricted Subsidiary, PROVIDED that (i) such Indebtedness shall not have been incurred in contemplation of such Restricted Subsidiary becoming a Restricted Subsidiary and (ii) immediately after such Restricted Subsidiary becomes a Restricted Subsidiary no Default or Event of Default shall exist; and

       (c) Indebtedness of a Restricted Subsidiary in addition to that otherwise permitted by the foregoing provisions of this Section 10.7, PROVIDED that on the date the Restricted Subsidiary incurs, assumes, guarantees or otherwise becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and the concurrent retirement of any other Indebtedness, (i) no Default or Event of Default exists, and (ii) the total amount of all Indebtedness incurred pursuant to this subparagraph (c) and (without duplication) the Indebtedness secured by Liens permitted under Section 10.3(n) does not exceed an amount equal to 20% of Consolidated Net Worth as of the then most recently ended fiscal quarter of the Company.

10.8   NATURE OF BUSINESS.

       The Company will not, and will not permit any Restricted Subsidiary, to engage in any business if, as a result, the general nature of the business of the Company and its Restricted Subsidiaries, taken as a whole, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries, taken as a whole, on the date of the Closing.


11.    EVENTS OF DEFAULT.

       An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

       (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

       (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

       (c) the Company defaults in the performance of or compliance with any term contained in Section 10; or

       (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

       (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

       (d) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least 5% of Consolidated Net Worth as of the end of the most recently ended fiscal quarter of the Company beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least 5% of Consolidated Net Worth as of the end of the most recently ended fiscal quarter of the Company or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least 5% of Consolidated Net Worth as of the end of the most recently ended fiscal quarter of the Company, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Indebtedness; or

       (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
(ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

       (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

       (i) a final judgment or judgments outstanding at any one time for the payment of money aggregating in excess of 5% of Consolidated Net Worth as of the end of the most recently ended fiscal quarter of the Company are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

       (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an aggregate amount equal to 5% of Consolidated Net Worth as of the end of the most recently ended fiscal quarter of the Company, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.    REMEDIES ON DEFAULT, ETC.

12.1   ACCELERATION.

       If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

       (a) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

       (b)    If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

       Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2   OTHER REMEDIES.

       If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.


12.3   RESCISSION.

       At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of more than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.


12.4   NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

       No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.


13     REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1   REGISTRATION OF NOTES.

       The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.


13.2   TRANSFER AND EXCHANGE OF NOTES.

       Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Sections 6.1 and 6.2.


13.3   REPLACEMENT OF NOTES.

       Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and


       (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

       (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at the expense of the requesting holder shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest shall have been paid thereon.

14.    PAYMENTS ON NOTES.

14.1   PLACE OF PAYMENT.

       Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest (at the rate and on the dates specified in the applicable
Note) becoming due and payable on the Notes shall be made in the State of California at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.


14.2   HOME OFFICE PAYMENT.

       So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15.    EXPENSES, ETC.

15.1   TRANSACTION EXPENSES.

       Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).


15.2   SURVIVAL.

       The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.


15.3   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

       All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.


17.    AMENDMENT AND WAIVER.

17.1   REQUIREMENTS.

       This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2   SOLICITATION OF HOLDERS OF NOTES.

       (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. In any event, 30 days shall be deemed to constitute sufficient notice. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this
Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

       (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3   BINDING EFFECT, ETC.

       Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.


17.4   NOTES HELD BY COMPANY, ETC.

       Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Subsidiaries or Affiliates shall be deemed not to be outstanding.


18.    NOTICES.

       All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:


              (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

              (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

              (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the President, or at such other address as the Company shall have specified to the holder of each
       Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.    REPRODUCTION OF DOCUMENTS.

       This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.


20.    CONFIDENTIAL INFORMATION.

       For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, PROVIDED that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.    SUBSTITUTION OF PURCHASER.

       You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.


22.    MISCELLANEOUS.

22.1   SUCCESSORS AND ASSIGNS.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.


22.2   PAYMENTS DUE ON NON-BUSINESS DAYS.

Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.


22.3   SEVERABILITY.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.


22.4   CONSTRUCTION.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.


22.5   COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.


22.6   GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                               *    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.
                                          Very truly yours,

                                          COHERENT, INC.

                                          By
                                             ---------------------------------
                                          Name:
                                          Title:

The foregoing is hereby

agreed to as of the
date thereof.

[ADD PURCHASER SIGNATURE BLOCKS]

SCHEDULE A

                         INFORMATION RELATING TO PURCHASERS


                                                           Principal Amount of
Name and Address of Purchaser                            Notes to be Purchased
-----------------------------                            ---------------------
[NAME OF PURCHASER]                                      Series A
                                                         $______________

                                                         Series B
                                                         $______________


(1)    All payments by wire transfer
       of immediately available
       funds to:



       with sufficient information
       to identify the source and
       application of such funds.

(2)    All notices of payments and
       written confirmations of such
       wire transfers:

(3)    All other communications:

SCHEDULE B

                                   DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

"AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person (other than a Restricted Subsidiary) that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests (other than Restricted Subsidiaries). As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.
"BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or San Francisco, California are required or authorized to be closed.
"CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
               "CLOSING" is defined in Section 3.

"CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

              "COMPANY" means Coherent, Inc., a Delaware corporation.

              "CONFIDENTIAL INFORMATION"  is defined in Section 20.

"CONSOLIDATED DEBT" means, at any date of determination, the total of all Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

"CONSOLIDATED INCOME AVAILABLE FOR FIXED CHARGES" means, with respect to any period, Consolidated Net Income for such period PLUS all amounts deducted in the computation thereof on account of (a) Fixed Charges and (b) taxes imposed on or measured by income or excess profits.
"CONSOLIDATED NET INCOME" means, with respect to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP, PROVIDED that there shall be excluded: (i) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition; (ii) the income (or loss) of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Restricted Subsidiary in the form of cash dividends or other cash distributions;
(iii) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period;
(v) any aggregate net gain (and any aggregate net loss) during such period arising from the sale, conversion, exchange or other disposition, including any tax effect, of Investments or capital assets (such term to include, without limitation, (a) all non-current assets and, without duplication, (b) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities); (vi) any gains resulting from any write-up of any assets (and any loss resulting from any write-down of any assets); (vii) any net gain from the collection of the proceeds of any life insurance policies; (viii) any gain arising from the acquisition of any Security of the Company or any Restricted Subsidiary; (ix) any net income or gain (and any net loss) during such period resulting from (a) any change in GAAP, (b) any extraordinary items, or (c) any discontinued operations or the disposition thereof; (x) any deferred or other credit representing the excess of equity in any Restricted Subsidiary at the date of acquisition over the cost of the investment in such Restricted Subsidiary; (xi) in the case of a successor to the Company by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and (xii) any portion of such net income that cannot be freely converted into United States Dollars. "CONSOLIDATED NET WORTH" means, at any time, (a) the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Restricted Subsidiaries, PLUS (ii) the amount of paid-in capital and retained earnings of the Company and its Restricted Subsidiaries, in each case as such amounts would be shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP; MINUS (b) the amount by which Restricted Investments exceeds 10% of the amount determined in clause (a); MINUS (c) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries. "CONSOLIDATED TOTAL ASSETS" means, at any date of determination, on a consolidated basis for the Company and its Restricted Subsidiaries, total assets, determined in accordance with GAAP.
"CONSOLIDATED TOTAL CAPITALIZATION" means, at any time, the sum of Consolidated Net Worth and Consolidated Debt.
"DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
"DEFAULT RATE" means that rate of interest that is the greater of
(i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Bank of America in San Francisco, California as its "base" or "prime" rate. "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
"ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
              "EVENT OF DEFAULT" is defined in Section 11.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

              "FIXED CHARGES" means, with respect to any period, the sum of (i) Interest Expense for such period and (ii) Lease Rentals for such period, for the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

              "FIXED CHARGES COVERAGE RATIO" means, at any date of determination, the ratio of (i) Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters ending on such date to (ii) Fixed Charges for such period.

"GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

              "GOVERNMENTAL AUTHORITY" means

              (a)    the government of

                     (i) the United States of America or any State or other political subdivision thereof, or

                     (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

              (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

"GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

              (a) to purchase such indebtedness or obligation or any property constituting security therefor;

              (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

              (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

              (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

"HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

"HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1. "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,
              (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

              (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

              (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

              (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities valued, if not assumed, at the lesser of the face amount of such Indebtedness or the fair market value of the property subject to the Lien); and

              (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

"INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

"INTEREST EXPENSE" means interest expense, as determined in accordance with GAAP.
"INVESTMENT" means any investment, made in cash or by delivery of property, by the Company or any of its Restricted Subsidiaries (i) in any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property. "LEASE RENTALS" means, with respect to any period, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or any Restricted Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), EXCLUDING any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) (a) which are on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, (b) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee, or (c) which are contingent.
"LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
              "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

"MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole.

"MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.
"MATERIALLY" means materially in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole.
              "MEMORANDUM" is defined in Section 5.3.

"MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

              "NOTES" is defined in Section 1.

"OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

"OTHER AGREEMENTS" is defined in Section 2.

              "OTHER PURCHASERS" is defined in Section 2.

"PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
"PERMITTED LIEN" is defined in Section 10.3.
"PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.
"PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability. "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.
"PRIORITY DEBT" means (without duplication) the sum of (a) unsecured Indebtedness of Restricted Subsidiaries other than (x) Indebtedness owing to the Company or a Wholly-Owned Restricted Subsidiary and (y) Indebtedness outstanding when such Person became a Restricted Subsidiary, and (b) Indebtedness of the Company and its Restricted Subsidiaries secured by a Lien permitted by Section 10.3(n).
"PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
"QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.
"REQUIRED HOLDERS" means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Subsidiaries or Affiliates).
"RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.
"RESTRICTED INVESTMENT" means all Investments except (i) property to be used in the ordinary course of business; (ii) current assets arising from the sale of goods and services in the ordinary course of business; (iii) Investments in one or more Restricted Subsidiaries or any Person that concurrently becomes a Restricted Subsidiary; (iv) Investments existing at the date of Closing; (v) Investments in obligations, maturing within two years from the date of acquisition, issued by or guaranteed by the United States of America or an agency thereof; (vi) Investments in municipal securities, maturing within one year, which are rated in one of the top two ratings classifications by at least one national rating agency; (vii) Investments in certificates of deposit or banker's acceptances issued by Bank of America or other commercial banks, maturing within two years, which are rated in one of the top two rating classifications by at least one national rating agency; (viii) Investments in commercial paper, maturing within 270 days, rating in one of the top two rating classifications by at least one national rating agency; (ix) Investments in repurchase agreements maturing within 30 days; and (x) Investments in mutual funds that have at least 95% of their assets in cash or invested exclusively in the types of investments referred to in clauses (v) through (viii) above and that are classified as current assets in accordance with GAAP.
"RESTRICTED SUBSIDIARY" means any Subsidiary which (a) at least a majority of the voting securities of which are owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries, and (b) is not designated as an Unrestricted Subsidiary. The Company may designate in writing to each of the holders of the Notes any Unrestricted Subsidiary as a Restricted Subsidiary and may designate in writing to each of the holders of the Notes any Restricted Subsidiary as an Unrestricted Subsidiary; PROVIDED that (i) no such designation of an Unrestricted Subsidiary as a Restricted Subsidiary shall be effective unless immediately after giving effect thereto such Subsidiary could incur an additional $1.00 of Consolidated Debt under Section 10.5; (ii) no such designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be effective unless such Subsidiary does not own any stock, other equity interest or Indebtedness of the Company or a Restricted Subsidiary; and (iii) no such designation of a Restricted Subsidiary as an Unrestricted Subsidiary or of an Unrestricted Subsidiary as a Restricted Subsidiary shall be effective unless, immediately after giving effect thereto the Company could incur at least $1.00 of additional Consolidated Debt under Section 10.5, and no Default or Event of Default would exist; PROVIDED, FURTHER, that any Subsidiary that has been redesignated as a Restricted Subsidiary or Unrestricted Subsidiary as provided in the foregoing sentence of this definition may not thereafter be designated or redesignated as a Restricted Subsidiary or an Unrestricted Subsidiary, as the case may be.

              "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

              "SECURITY" has the meaning set forth in section 2(l) of the Securities Act.

"SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
"SUBORDINATED DEBT" means any Indebtedness that is in any manner subordinated in right of payment or security in any respect to Indebtedness evidenced by the Notes.
"SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.
"UNRESTRICTED SUBSIDIARY" means any Subsidiary which is designated as an Unrestricted Subsidiary on Schedule 5.4 attached hereto or is designated as such in writing by the Company to each of the holders of the Notes pursuant to the definition of "Restricted Subsidiary".
"WHOLLY-OWNED RESTRICTED SUBSIDIARY" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

EXHIBIT 1-A

                            [FORM OF SERIES A NOTE]

                                 COHERENT, INC.

                    6.70% SERIES A SENIOR NOTE DUE MAY 18, 2006

No. [A-__]                                                               [Date]

$[_______]                                                      PPN 192479 A* 4

FOR VALUE RECEIVED, the undersigned, COHERENT, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_______________________], or registered assigns, the principal sum of [_________________________________]
DOLLARS on May 18, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.70% per annum from the date hereof, payable semiannually, on the 18th day of November and May in each year, commencing with the November or May next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.70% or (ii) 2% over the rate of interest publicly announced by Bank of America from time to time in San Francisco, California as its "base" or "prime" rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal place of business of the Company in the State of California or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

This Note is one of a series of Series A Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of May 18, 1999 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.
If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                          COHERENT, INC.


                                          By
                                            ----------------------------------
                                          Name:
                                          Title:

EXHIBIT 1-B

                              [FORM OF SERIES B NOTE]

                                   COHERENT, INC.

                    6.91% SERIES B SENIOR NOTE DUE MAY 18, 2006

No. [B-__]                                                               [Date]
$[_______]                                                      PPN 192479 A@ 2

FOR VALUE RECEIVED, the undersigned, COHERENT, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________________], or registered assigns, the principal sum of [________________________________] DOLLARS on
May 18, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.91% per annum from the date hereof, payable semiannually, on the 18th day of November and May in each year, commencing with the November or May next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.91% or (ii) 2% over the rate of interest publicly announced by Bank of America from time to time in San Francisco, California as its "base" or "prime" rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal place of business of the Company in the State of California or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

This Note is one of a series of Series B Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of May 18, 1999 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise. If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                          COHERENT, INC.


                                          By
                                            ----------------------------------
                                          Name:
                                          Title:

EXHIBIT 4.4(a)

                    MATTERS TO BE COVERED IN OPINION OF COUNSEL
                                  TO THE COMPANY



1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

2. Each Restricted Subsidiary has been duly incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary. All of the outstanding shares of capital stock of each such Restricted Subsidiary have been duly issued, are fully paid and non-assessable and are owned of record by the Company, by one or more Restricted Subsidiary, or by the Company and one or more Restricted Subsidiaries.

3. The Company has the corporate power to execute and deliver the Agreement and the Other Agreements (the "AGREEMENTS"), to perform its obligations set forth in each of the Agreements and to issue and sell the Notes and to perform its obligations set forth therein.

4. The execution, delivery and performance of each of the Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and each of the Agreements and the Notes have been duly executed and delivered by the Company.

5. The Agreements and the Notes constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

6. The Company's execution and delivery of, and performance of its obligations under the Agreements and the Notes do not and will not (i) violate the Company's Articles or Certificate of Incorporation or Bylaws, (ii) violate, breach or result in a default under, or result in the imposition of any Lien upon any property of the Company pursuant to, any existing obligation of or restriction on the Company under any other Material agreement, instrument or indenture listed on Schedule I hereto, (iii) breach or otherwise violate any existing obligation of or restriction on the Company under any order, judgment or decree of any California or Federal court or governmental authority binding on the Company listed on Schedule II hereto, or (iv) violate any California or Federal law or regulation.

7. No order, consent, permit or approval of any California or Federal governmental authority is required on the part of the Company to issue and sell the Notes or for the execution and delivery of, and performance of the Company's obligations under, the Agreements and the Notes.

8. To our knowledge, there is no action, suit or proceeding pending against or threatened against or affecting the Company or any Restricted Subsidiary before any court, governmental or regulatory authority or arbitrator, which seeks to affect the enforceability of the Agreements or the Notes or which could reasonably be expected to have a Material Adverse Effect.

9. Assuming the accuracy of (i) the Company's representations in the first sentence of Section 5.13 of the Agreements and (ii) your representations in
Section 6.1 of the Agreements, it is not necessary in connection with the execution and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements to register the Notes under the Securities Act of 1933, as amended, or to qualify an indenture in respect thereof under the Trust Indenture Act of 1939, as amended.

10. Neither the extension of credit nor the use of proceeds provided in the Agreements if made in accordance with the terms thereof will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

11. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.
[Customary exceptions, assumptions and exclusions]

EXHIBIT 4.4(b)

                         FORM OF OPINION OF GENERAL COUNSEL
                                   OF THE COMPANY


                                      [TO COME]

EXHIBIT 4.4(c)

                       FORM OF OPINION OF SPECIAL COUNSEL
                                FOR THE PURCHASERS



                                    [TO COME]